UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec.240.14a-12

COMMUNITY WEST BANCSHARES
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INFORMATION STATEMENT

Community West Bancshares
445 Pine Avenue
Goleta, California 93117-3709

Community West Bancshares (the “Company”, “CWBC”, “us”, “we”, or “our”) is furnishing this Information Statement to the holders of its common stock in connection with the solicitation by the Board of Directors of Written Consents approving a proposed amendment of the Company’s Articles of Incorporation to authorize the issuance of up to ten million (10,000,000) shares of preferred stock.

The Company’s Board of Directors unanimously approved the foregoing action on October 23, 2008 and RECOMMENDS A VOTE “FOR” THE PROPOSAL.  There will not be a meeting of the shareholders and proxies are not being solicited.

The execution of a Written Consent by the holders of a majority the common stock outstanding as of October 23, 2008 is necessary to effectuate shareholder approval by Written Consent of the proposed amendment to the Company’s Articles of Incorporation authorizing the issuance of up to ten million (10,000,000) shares of preferred stock.  All Written Consents should be returned to the Company not later than 5:00 p.m. on December 11, 2008, although we reserve the right to extend this solicitation beyond that date, in the Board of Directors' discretion.

The cost of preparing, assembling and mailing this Information Statement and the accompanying form of Written Consent is being borne by the Company.  This Information Statement and accompanying form of Written Consent will be mailed to holders of the Company’s common stock on or about November 11, 2008.  It is anticipated that Written Consents will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit Written Consents personally or by telephone, without receiving special compensation therefore other than to be reimbursed for the reasonable expenses incurred in connection therewith.  Although there is no formal agreement to do so, the Company may reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Information Statements and Written Consents to shareholders whose shares are held of record by such entities.  The Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of Written Consents if the Board of Directors determines it advisable.

VOTING SECURITIES

The record date of shareholders entitled to notice of and to vote on the proposal to amend the Articles of Incorporation is the close of business on October 23, 2008 (the “Record Date”).  As of the Record Date, the Company had 5,915,130 shares of its common stock issued and outstanding.

Each holder of common stock will be entitled to one (1) vote for each share of common stock held by such shareholder on the proposal and there will be no cumulative voting rights in connection with the matter to be voted upon.  Any shareholder who executes and delivers a Written Consent voting his/her shares has the right to revoke it by filing with the Secretary of the Company a written instrument revoking the Written Consent or by submitting a later dated Written Consent prior to the later to occur of: (i) December 11, 2008, or (ii) the time that written consents for the number of shares required to approve the proposal have been received by the Company.  IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED WRITTEN CONSENT WILL BE DEEMED VOTED IN FAVOR OF THE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding common stock by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding common stock, by the Company’s Directors and executive officers, and by all Directors and executive officers of the Company as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2007, or any arrangement that may, at a subsequent date, result in a change in control of the Company.  Reference herein to “CWB” or the “Bank” refers to the Company’s wholly-owned banking subsidiary, Community West Bank.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned[1]	Number of Shares Subject to Vested Stock Options[2]	Percent of Class Beneficially Owned[1,2]

Charles G. Baltuskonis,	21,410	13,750	0.59%
Executive Vice President and Chief Financial Officer, CWBC and CWB

Robert H. Bartlein,	156,420	5,000	2.73%
Director, Chairman of the Board, CWB

Jean W. Blois,	56,324	20,099	1.29%
Director

Richard M. Favor,	530	-	*
Executive Vice President and Chief Credit Officer, CWB[3]

John D. Illgen,	35,510	30,099	1.10%
Director

Investors of America, Limited Partnership and First Banks, Inc.[4]	1,428,172	-	24.14%

Lynda J. Nahra,	29,330	61,500	1.52%
Director, President and Chief Executive Officer, CWBC and CWB

William R. Peeples,	772,286	5,000	13.13%
Director, Chairman of the Board, CWBC[5]

James R. Sims, Jr.,	26,845	30,099	0.96%
Director

Kirk B. Stovesand,	5,100	9,000	*
Director

William Viani	8,000	14,000
Retired Executive Vice President, CWB[6]			*

C. Richard Whiston,	2,933	10,000	*
Director

All Directors and Executive Officers as a Group (11 in number)	1,114,688	198,547	21.48%

*  Less than 0.5%

[1]
Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options and outstanding warrants.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

[2]
Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person, but not for the purpose of computing the percent of class owned by any other person.

[3]	Pursuant to an Employment Agreement dated September 6, 2007, Mr. Favor became Executive Vice President and Chief Credit Officer of CWB.
[4]	Address is: 135 North Meramec, Clayton, MO 63105.
Total shares include 568,696 in name of Investors of America, Limited Partnership and 854,476 in name of First Banks, Inc.
•
The securities owned by First Banks, Inc. may be deemed to be indirectly owned by Investors of America, Limited Partnership, First Securities America, Inc., General Partner.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc. and First Banks, Inc.  Investors of America, Limited Partnership disclaims beneficial ownership of these securities.

•
The securities owned by Investors of America, Limited Partnership may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.

[5]	Includes 173,922 shares held by Mr. Peeples’ spouse, concerning which Mr. Peeples disclaims beneficial ownership.
[6]
Mr. Viani retired as Executive Vice President and Credit Administrator as of December 31, 2007 and entered into a consulting agreement as a Commercial Lending Consultant with the Company, effective until February 1, 2010.  As a result of his continued affiliation with the Company, all stock options previously granted to Mr. Viani are unaffected and will not terminate until the earlier of the stock option’s stated expiration date or 90 days after Mr. Viani ceases to be affiliated.

PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO AUTHORIZE TEN MILLION (10,000,000) SHARES OF PREFERRED STOCK

General

On October 23, 2008, the Board approved, subject to receiving the approval of the holders of a majority of the shares of common stock outstanding, an amendment to Article IV of the Company's Articles of Incorporation to authorize the issuance of up to ten million (10,000,000) shares of preferred stock.  Currently, the Articles of Incorporation authorize the issuance of only common stock.

The proposed amendment will give the Board of Directors the express authority, without further action of the shareholders, to issue shares of preferred stock from time to time in one or more series and to fix before issuance with respect to each series: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitations on the payment of dividends on the common stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as shall not be in consistent with the Articles of Incorporation. All the shares of any one series of the preferred stock shall be identical in all respects.

The Board believes that the issuance of preferred stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses as may be deemed to be feasible and in the best interests of the Company.  In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of preferred stock without further shareholder action, except as otherwise provided by law.

If the proposed amendment is approved, a Certificate of Amendment, in the form of Appendix A, amending the Articles of Incorporation will be filed with the California Secretary of State as promptly as practicable thereafter and the authorization to issue preferred stock would become effective on the date of such filing.  The actual text of the amendment may vary as may be determined by the Board of Directors to comply with regulatory requirements and to effectuate the filing of same with the California Secretary of State.

Current Articles of Incorporation

Currently, the Company's Articles of Incorporation authorizes the issuance of only ten million (10,000,000) shares of common stock and does not authorize the issuance of any class of preferred stock.

Description of common stock

Voting.    The holders of common stock currently possess exclusive voting rights in the Company.  On matters submitted to the shareholders of the Company, the holders of common stock will be entitled to one vote for each share held.  No shares have cumulative voting rights.

Dividends.    Holders of shares of common stock are entitled to receive any dividends declared by the Board out of funds legally available therefor.  The ability of the Company to pay cash dividends is subject to the ability of the Community West Bank, the Company’s banking subsidiary, to pay dividends or make other distributions to the Company, which in turn is subject to limitations imposed by law and regulation.

Liquidation Rights.    In the event of any liquidation or dissolution of the Company, all assets of the Company legally available for distribution after payment or provision for payment of (i) all debts and liabilities of the Company, (ii) any accrued dividend claims and (iii) liquidation preferences of any outstanding preferred stock, will be distributed ratably, in cash or in kind, among the holders of common stock.

Reasons for Adoption of the Amendment

The primary purpose of the amendment is to authorize the Company to sell shares of preferred stock to the United States Department of Treasury (the “Treasury”) under the TARP Capital Purchase Program (the “Program”).  The Program was instituted by the Treasury pursuant to the Emergency Economic Stabilization Act of 2008 which provides up to $700 billion to the Treasury to buy mortgages and other assets from financial institutions, to invest and take equity positions in financial institutions, and to establish programs that will allow companies to insure their troubled assets.    Under the Program, the Treasury will purchase up to $250 billion of senior preferred shares (the “Senior Preferred”) from qualifying financial institutions. The Program facilitates capital growth in order to increase the flow of financing to U.S. businesses and consumers by selling shares of Senior Preferred to the Treasury and will be available to U.S. financial institutions that meet the Program’s eligibility requirements and that elect to participate before 5:00 p.m. (EDT) on November 14, 2008.

If eligible, the Company may sell an amount of Senior Preferred shares to the Treasury equal to not less than 1% ($5,200,000) of the Bank’s risk-weighted assets and not more than the lesser of (a) $25 billion and (b) 3% ($15,600,000) of its risk-weighted assets.  The Senior Preferred shares will qualify as Tier 1 capital and will rank senior to common stock and pari passu, which is at an equal level in the capital structure, with existing preferred shares, other than preferred shares which by their terms rank junior to any other existing preferred shares.

The Senior Preferred shares will pay a cumulative dividend rate of 5% per annum for the first five years and will reset to a rate of 9% per annum after year five. The dividend will be payable quarterly in arrears.  The Senior Preferred shares will be non-voting, other than class voting rights on matters that could adversely affect the shares. The Senior Preferred shares will be callable at par after three years. Prior to the end of three years, the Senior Preferred may be redeemed with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred stock or common stock. The Treasury may also transfer the Senior Preferred shares to a third party at any time. In conjunction with the purchase of Senior Preferred shares, the Treasury will receive warrants to purchase common stock with an aggregate market price equal to 15% of the Senior Preferred investment. The exercise price on the warrants will be the market price of the Company’s common stock at the time of issuance, calculated on a 20-trading day trailing average.  The warrants will have a term of 10 years and the Company will have to take the steps necessary to register the Senior Preferred shares and the warrants and the underlying common stock purchasable upon exercise.

To participate in the program, the Company is required to meet certain standards, including: (i) ensuring that incentive compensation for senior executives does not encourage unnecessary and excessive risks that threaten the value of the Company; (ii) requiring a clawback of any bonus or incentive compensation paid to a senior executive based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibiting the Company from making any golden parachute payment to a senior executive based on the Internal Revenue Code provision; and (iv) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive.

The Board believes that it is in the best interests of the Company and the shareholders to afford the Company the opportunity to obtain additional capital through the Program and as deemed necessary from time to time by the Board.  Without this amendment the Company will not be eligible to participate in the Program.  With the amendment the Company may apply to participate in the Program which will provide the Company with an additional resource for obtaining capital.

On October 24, 2008, the Company applied to its primary federal regulator, the Board of Governors of the Federal Reserve System (the "FRB"), and to the Bank's primary federal regulator, the Office of the Comptroller of the Currency (the "OCC") to participate in the Program up to the full extent permitted under the terms of the Program.  As noted above, since the Program allows for up to an amount equal to three percent (3%) of our total risk-weighted assets we applied to purchase up to $15,600,000 in additional capital through the issuance of preferred shares to the Treasury.  As of the date of this Information Statement, our application is pending and we have not been advised as to the Treasury's decision thereon.  As of the date of this Information Statement, no assurances can be given that the Company will be able to participate in the Program, the approximate number of shares of preferred stock that the Company may issue pursuant to the Program or the approximate amount of consideration the Company will receive as compensation from Treasury for any such shares that may be issued by the Company under the Program.

If we are approved to receive the full amount requested, we would issue preferred shares to the Treasury raising $15,600,000 in additional capital at the Company level.  A portion of those funds are expected to be retained by the Company to assure our ability to satisfy the dividend payments on the preferred shares issued to the Treasury as and when they become due and payable in accordance with its terms as well as to provide additional funds to support the Company's operations.  We anticipate that the remaining amount will be periodically "downstreamed" to the Bank as needed to support our measured asset growth through meeting the loan demand of our customer base in our service area, assisting in maintaining a strong capital position for the Bank, and generally supporting the Bank's ongoing operations.

As of November 6, 2008, the twenty (20) day average market price of the Company's common stock was $4.18 based on the limited securities trading information available to the Company.

Should the Treasury deny our application, we do not anticipate that it will have a material adverse effect on our capital resources, results of operations or liquidity.  Without the additional capital, we anticipate that our growth and ability to satisfy customer loan demand may be slowed, but we are well capitalized, are achieving profitability and have implemented policies and procedures we believe allow us to adequately maintain our liquidity.

We have reviewed our executive compensation arrangements and do not anticipate that it will be necessary to modify any employee plans or contracts to comply with the limits on executive compensation established by the Emergency Economic Stabilization Act of 2008.

Possible Effects on Holders of Common Stock

Except for the issuance of Senior Preferred shares under the Program on holders of common stock, the Company is unable to determine the actual effects of the issuance of a series of preferred stock on the rights of the shareholders of the Company until the Board determines the rights of the holders of such series. However, such effects might include: (i) restrictions on the payment of dividends to holders of the common stock; (ii) dilution of voting power to the extent that the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of common stock if the preferred stock is convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of the common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of preferred stock.

Based on the Program term sheet provided by the Treasury, the following are the effects on holders of common stock from the issuance of Senior Preferred stock to the Treasury under the Program:

Restrictions on Dividends. For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the Company repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid; or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.  In addition, the consent of the Treasury will be required for any increase in the per share dividends on common shares until the third anniversary of the date of the Senior Preferred investment unless prior to such third anniversary, the Senior Preferred is redeemed in whole or the Treasury has transferred all of the Senior Preferred to third parties.

Repurchases. The Treasury’s consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the Treasury has transferred all of the Senior Preferred to third parties. In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described under “Restrictions on Dividends” above.

Voting rights. The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred. If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Dissenter’s Rights

Pursuant to the California Corporations Code, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

Proposed Amendment

Article IV of the Company's Articles of Incorporation would be amended and restated as follows assuming adoption of the proposal:

“ARTICLE IV

(a)           Authorized Capital. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.”  The total number of shares of stock which this Corporation shall have authority to issue is twenty million (20,000,000), of which ten million (10,000,000) shall be Common Stock and ten million (10,000,000) shall be Serial Preferred Stock.

The designations and the powers, preferences, and rights and the qualifications, limitations or restrictions thereof, of each class of stock of this Corporation shall be as follows:

(b)           Serial Preferred Stock.   The Serial Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c)	Common Stock.

(1)
After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after this Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then and not otherwise, the holders of Common Stock shall be entitled to receive, subject to the applicable provisions of the Corporations Code of the State of California, such dividends as may be declared from time to time by the Board of Directors.

(2)
After distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto in the event of a voluntary or involuntary liquidations, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation.

(3)
Each holder of Common Stock shall have one (1) vote in respect of each share of such stock held by him, subject, however, to such special voting rights by class as are or may be granted to holders of Serial Preferred Stock.”

The actual text of the amendment may vary as determined by the Board of Directors to comply with regulatory requirements, including the Treasury, and in order to effectuate the amendment with the appropriate government agency.
Required Vote

The affirmative vote of the holders of a majority of all outstanding shares of common stock as of the Record Date and entitled to vote on the matter is required for approval of the proposed amendment to the Company's Articles of Incorporation.

Included herewith is a form of Written Consent which the Board will use to solicit the Written Consent from the Company’s shareholders.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS GIVE THEIR WRITTEN CONSENT IN FAVOR OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION AUTHORIZING THE ISSUANCE OF PREFERRED STOCK.

FORWARD LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be made directly in this Information Statement and they may also be made a part of this Information Statement by reference to other information filed with the Securities and Exchange Commission, which is known as “incorporation by reference.”

Words such as “anticipate,” “expect,” “intend,” “plan” and words of and terms of similar substance used in connection with any discussion of future operating or financial performance, or any potential transaction, identify forward looking statements. All forward-looking statements are management’s present estimates of future events and are subject to a number of factors and uncertainties. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated.

Our shareholders are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this Information Statement or as of the date of any document incorporated by reference in this Information Statement, as applicable. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

This Information Statement incorporates by reference the following items of Part II of our annual report on Form 10-K for the fiscal year ended December 31, 2007:

•	Item 6. Selected Financial Data;
•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	Item 7A. Quantitative Disclosures About Market Risk; and
•	Item 8. Financial Statements and Supplementary Data.

This Information Statement also incorporates by reference the following items of Part I of our quarterly reports on Form 10-Q filed with the SEC for the periods ended March 31, 2008 and June 30, 2008, respectively, and our quarterly report on Form 10-Q for the third quarter of 2008 which is expected to be filed on or before November 14, 2008:
•	Item 1. Unaudited Consolidated Financial Statements; and
•	Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

EXHIBITS

Exhibit A:  Certificate of Amendment of Articles of Incorporation of Community West Bancshares

By Order of the Board of Directors

Dated: November 11, 2008	By:	/s/ Lynda J. Nahra
Lynda J. Nahra,
President and Chief Executive Officer

Appendix “A”

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

COMMUNITY WEST BANCSHARES

The undersigned hereby certifies that:

1.           They are the president and corporate secretary of COMMUNITY WEST BANCSHARES, a California corporation (the “Corporation”) respectively,

2.           Article IV of the Articles of Incorporation of this Corporation is hereby amended to read as follows:

“ARTICLE IV
(a)            Authorized Capital. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.”  The total number of shares of stock which this Corporation shall have authority to issue is twenty million (20,000,000), of which ten million (10,000,000) shall be Common Stock and ten million (10,000,000) shall be Serial Preferred Stock.

The designations and the powers, preferences, and rights and the qualifications, limitations or restrictions thereof, of each class of stock of this Corporation shall be as follows:

(b)            Serial Preferred Stock.   The Serial Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(c)            Common Stock.

(1)
After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after this Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then and not otherwise, the holders of Common Stock shall be entitled to receive, subject to the applicable provisions of the Corporations Code of the State of California, such dividends as may be declared from time to time by the Board of Directors.

(2)
After distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto in the event of a voluntary or involuntary liquidations, dissolution, or winding up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation.

(3)
Each holder of Common Stock shall have one (1) vote in respect of each share of such stock held by him, subject, however, to such special voting rights by class as are or may be granted to holders of Serial Preferred Stock.”

3.           The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4.            The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with California law. The total number of outstanding shares of the corporation’s voting capital stock was 5,915,130 shares of common stock as of October 23, 2008. The number of shares consenting in writing to the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare, under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Dated:	By:
Lynda J. Nahra,
President and Chief Executive Officer

Dated:	By:
Christin Carney,
Corporate Secretary

WRITTEN CONSENT OF SHAREHOLDERS OF COMMUNITY WEST BANCSHARES
APPROVING AMENDMENT TO ARTICLES OF INCORPORATION

The  undersigned shareholder of record of Community West Bancshares, a California corporation (the “Company”), hereby votes all shares of common stock of the Company which the undersigned is entitled to vote as of October 23, 2008, on the proposal to effectuate an amendment to Article IV of the Articles of Incorporation authorizing the issuance of up to ten million (10,000,000) shares of preferred stock as more particularly described in that certain Information Statement of the Company dated November 10, 2008 and Appendix “A” thereto as follows:

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned does hereby revoke any Written Consents previously given with respect to the shares represented by this Written Consent.

Dated:	, 2008
Number of Shares

(Please Print Your Name)		(Signature of Shareholder)

(Please Print Your Name)		(Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate.  All join owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by the president or other authorized person. If a partnership, please sign in partnership name by a partner.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” ON THIS PROPOSAL.”  THIS WRITTEN CONSENT SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE WRITTEN CONSENT SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION.  THIS WRITTEN CONSENT  IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT BY FILING WITH THE SECRETARY OF THE CORPORATION A WRITTEN INSTRUMENT REVOKING THIS WRITTEN CONSENT OR BY SUBMITTING A LATER DATED WRITTEN CONSENT PRIOR TO THE LATER TO OCCUR OF: (i) DECEMBER 11, 2008; OR (ii) THE TIME THAT WRITTEN CONSENTS FOR THE NUMBER OF SHARES REQUIRED TO APPROVE THE PROPOSAL HAVE BEEN RECEIVED.

Goleta, CA 93117-3709
(805) 692-5821
www.communitywest.com

November 10, 2008

Dear Shareholder:

As you may know, on October 3, 2008, the Emergency Economic Stabilization Act was signed into law in an effort to restore liquidity and stability to the United States financial system and promote future economic growth.  Under the terms of that act, the United States Department of the Treasury (the "Treasury") initiated the TARP Capital Purchase Program (the "Program") pursuant to which the Treasury will purchase senior Preferred Shares in financial institutions and/or their bank holding companies to provide additional capital and liquidity to those institutions.  As many of our competitors are likely to participate, your Board of Directors has determined that it is in the best interest of the Company and its shareholders to participate in the Program.  On October 24, 2008, the Company applied to the appropriate federal regulatory agencies and as of the date hereof that application is pending.  To participate in the Program, the Company must be able to issue preferred shares.  Currently, our Articles of Incorporation only authorize the issuance of common stock.  Consequently, it is necessary for the Company to amend its Articles of Incorporation to authorize the issuance of preferred shares.

The Board of Directors has approved an amendment to Article IV of the Articles of Incorporation to provide for preferred shares and is soliciting the approval of all shareholders of record as of October 23, 2008, in order to obtain the necessary approval of the majority of such outstanding shares of this amendment.  The Board has determined that it is more efficient and cost effective to solicit your Written Consent rather than holding a separate meeting of shareholders in connection with this matter.

In connection with obtaining your consent to the amendment of the Articles of Incorporation, we have enclosed the following:

1.	Information Statement, which describes in detail the proposed amendment to Article IV of the Company's Articles of Incorporation;
2.	Form of Written Consent; and
3.	Return Envelope

Time is of the essence in approving an amendment to the Company’s Articles of Incorporation.  Regardless of the number of shares you own, it is important that they are represented and voted through the enclosed Written Consent.  Accordingly, you are requested to complete, sign and date the enclosed Written Consent and return it as soon as possible and, in any event by December 11, 2008, to the Company using the enclosed return envelope.  The Board of Directors recommends a vote of "FOR" on the proposed amendment.

Your participation and timely response is greatly appreciated.

Very truly yours,

/s/ William R. Peeples
William R. Peeples
Chairman of the Board of Directors